EXECUTION VERSION

December  14, 2016

Pershing Square Capital Management, L.P.
888 Seventh Avenue, 42nd Floor
New York, New York  10019
Attn:  William A. Ackman

Ladies and Gentlemen:

Chipotle Mexican Grill, Inc. (the “Company”), on the one hand, and Pershing Square Capital Management, L.P. (“Pershing Square”), as investment advisor of the funds it advises (such funds, together with Pershing Square, collectively, the “Pershing Square Group”), on the other hand, have mutually agreed to the terms contained in this letter agreement (this “Letter Agreement”).  For purposes of this Letter Agreement, we refer to each of the Company and the Pershing Square Group as a “Party” and, collectively, as the “Parties.”

1.	Board Matters.

(a)As of the date of this Letter Agreement, the board of directors (“Board of Directors”) of the Company has duly appointed Ali Namvar, Matthew H. Paull, Robin Hickenlooper and Paul Cappuccio (the “New Directors”) as directors of the Company with terms expiring at the Company’s next annual meeting of stockholders (including any adjournments or postponements thereof, the “2017 Annual Meeting”) and expanded the size of the Board to permit the appointment of the New Directors.

(b)Following the execution of this Letter Agreement, the Board of Directors, collectively and in good faith, shall determine Board committee memberships for the New Directors taking into account their relevant experience and the needs of the Company.

(c)The Company will include Ali Namvar and Matthew H. Paull on the slate of nominees recommended by the Board of Directors in the Company’s proxy statement and on its proxy card relating to the 2017 Annual Meeting and the 2018 annual meeting of stockholders (including any adjournments or postponements thereof, the “2018 Annual Meeting”), subject to Ali Namvar and Matthew H. Paull (i) providing to the Company all information regarding Ali Namvar and Matthew H. Paull that the Company is entitled to receive from all other directors regarding each of them and is required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission (the “SEC”), including consents to be named in the Company’s proxy statement for the applicable annual meeting and to serve as a director of the Company if elected and (ii) executing all documents required to be executed by directors nominated for election at the 2017 Annual Meeting and the 2018 Annual Meeting, such documents to be in substantially the same form as documents executed and provided by directors in connection with the prior year’s annual meeting of stockholders and provided by the Company to Pershing Square prior to the date hereof and prior to the applicable annual meeting (such conditions, the “Director Nomination Conditions”).  Subject to the Director Nomination Conditions, the Company shall use its reasonable best efforts to cause the election of Ali Namvar and Matthew H. Paull at such meeting (including listing such persons in the proxy statement and proxy card prepared, filed and delivered in connection with such meeting and advocating that the Company’s stockholders vote in favor of the election of such individuals along with all other Company nominees (and otherwise supporting each of them for election in a manner no less rigorous and favorable than the manner in which the Company supports its other nominees in the aggregate)).  The Pershing Square Group acknowledges that the policies and procedures applicable to other directors (collectively, “Company Policies”) will be applicable to Ali Namvar and Matthew H. Paull as well during their respective terms of service.  The Company represents and warrants that all Company Policies currently in effect are publicly available on the Company’s website or described in the Company’s proxy statement filed with the SEC on March 24, 2016, or have otherwise been provided to the Pershing Square Group.  The Company will not alter or adopt any Company Policies or its by-laws in a manner that would interfere with the purpose of this Letter Agreement.

(d)If the Pershing Square Group’s beneficial ownership of common stock, par value $0.01 per share, of the Company (“Common Stock”) is less than 5.0% (the “Minimum Ownership Requirement”) of the outstanding Common Stock (other than as a result of an issuance of shares by the Company or similar transaction), the Pershing Square Group shall (i) promptly notify the Company that the Pershing Square Group ceases to satisfy the Minimum Ownership Requirement and (ii) cause Ali Namvar to tender his resignation from the Board of Directors. Any written resignation tendered by Ali Namvar to the Board of Directors shall be deemed immediately effective and be deemed accepted by the Board of Directors immediately.  In furtherance of the foregoing, the Pershing Square Group represents and warrants to the Company that it has the power to, and shall, ensure that the foregoing resignation occurs and agree that the Board may treat Ali Namvar as not validly on the Board of Directors in the event the Minimum Ownership Requirement ceases to be met, including if Pershing Square Group fails to cause Ali Namvar to leave the Board. For the avoidance of doubt, the Company’s obligations under paragraphs 1(c) and 1(f) of this Letter Agreement shall cease once the Pershing Square Group ceases to meet the Minimum Ownership Requirement.  Upon the request of the Company, the Pershing Square Group will apprise the Company of its beneficial ownership with respect to the Company’s securities so that the Company may assess whether this Section 1(d) has been triggered.

(e)At the 2017 Annual Meeting and the 2018 annual meeting of stockholders (including any adjournments or postponements thereof, the “2018 Annual Meeting”),  each member of the Pershing Square Group will (i) cause, in the case of all shares of Common Stock owned of record, and (ii) cause the record owner, in the case of all shares of Common Stock beneficially owned but not owned of record, in each case directly or indirectly, by it or by any of its controlled affiliates, as of the record date for the applicable annual meeting, (x) to be present for quorum purposes and (y) voted in favor of all nominees of the Company in its proxy statement for the applicable annual meeting for election to the Board of Directors at the applicable annual meeting and in favor of routine management proposals (including compensation-related matters) and against (A) any stockholder nominations for director which are not recommended by the Board of Directors for election at the applicable annual meeting, (B) any proposals or resolutions to remove any member of the Board of Directors and (C) any other proposals that are not recommended by the Board of Directors.  Except as required by applicable law or the Company’s organizational documents, the Company shall not call or hold any interim special meeting of stockholders during which any election of directors would occur.

(f)If prior to the Standstill Termination Date Ali Namvar is unable to serve as a member of the Board of Directors before his term expires (other than due to (x) a resignation from the Board of Directors pursuant to Section 1(d) or (y) a resignation from the Board of Directors over a disagreement with the Board or management), the Pershing Square Group shall be entitled to have another individual appointed to the Board of Directors (a “Successor Director”) who is (i) acceptable to the Nominating and Corporate Governance Committee and the Board of Directors,  acting in good faith, (ii) has no disqualifying attributes relating to his or her reputation, integrity and competence and has experience relevant to serving as a director of the Company, (iii) meets all director independence and other standards of the New York Stock Exchange (the “NYSE”) and the SEC and (iv) has provided the other customary materials and information (including completion of D&O questionnaires, participation in a background check and other customary process such as interviews to the extent reasonably requested by the Board or the Nominating and Corporate Governance Committee), to serve as a director of the Company in place of Ali Namvar (with it being understood that (A) the appointment of any individual satisfying the criteria set forth above shall not be unreasonably denied and (B) if a proposed replacement is not appointed to the Board of Directors,  the Pershing Square Group shall be entitled to continue proposing replacements for consideration by the Board) and all references to Ali Namvar, for purposes of this Letter Agreement, shall be deemed references to such Successor Director.

(g)The Company shall notify the Pershing Square Group in writing no less than 45 calendar days before the advance notice deadline set forth in the Company’s by-laws as then in effect for stockholders to nominate non-proxy access candidates for the 2019 annual meeting of stockholders (such advance notice deadline, the “2019 Advance Notice Bylaws Deadline” and such meeting, including any adjournments or postponements thereof, the “2019 Annual Meeting”)  whether Ali Namvar and Matthew H. Paull are to be nominated by the Company for election as directors at such meeting, subject to the Director Nomination Conditions as would be applicable to the 2019 Annual Meeting.  Upon such notification, Pershing Square shall notify the Company in writing no less than 30 calendar days before the 2019 Advance Notice Bylaws Deadline if Ali Namvar has agreed to stand for election as a director at the 2019 Annual Meeting.  If so notified that Ali Namvar has agreed to stand for election as a director at the 2019 Annual Meeting, the Company shall use its reasonable best efforts to cause the election of Ali Namvar and Matthew H. Paull (to the extent Matthew H. Paull agree to stand for election) at such meeting (including listing such persons in the proxy statement and proxy card prepared, filed and delivered in connection with such meeting and advocating that the Company’s stockholders vote in favor of the election of such individuals along with all other Company nominees (and otherwise supporting each of them for election in a manner no less rigorous and favorable than the manner in which the Company supports its other nominees in the aggregate)).

(h)Until the Standstill Termination Date, the Pershing Square Group will not and shall cause its controlled affiliates, managing members, advisory board members, partners (other than partners who are solely limited partners), directors, officers and employees not to, and will direct its agents and representatives not to, directly or indirectly, absent prior written consent by the Board of Directors or the Company: (i) purchase or cause to be purchased or otherwise agree to acquire beneficial ownership of Common Stock such that, giving effect to such purchase or acquisition, the Pershing Square Group’s beneficial ownership of Common Stock would exceed 12.9% of the outstanding Common Stock; (ii) enter into or maintain any economic, compensatory, pecuniary or other arrangements with any directors or nominees for director of the Company that depend, directly or indirectly, on the performance of the Company or its stock price; provided,  however,  that, solely with respect to compensation arrangements for an officer, managing member, partner, employee or advisory board member of the Pershing Square Group who is a director or a director nominee, arrangements based on the value of the funds the Pershing Square Group manages will not be considered to be arrangements covered by this Section 1(h); (iii) other than consistent with the Board of Directors’ recommendation or at the Board of Directors’ direction, solicit proxies, consents or other authority as applicable of stockholders of the Company (including any solicitation asking stockholders to withhold votes on a matter or to vote on a matter), conduct any other type of referendum (binding or non-binding) of stockholders of the Company, become a “participant” (as such term is defined in Instruction 3 to Item 4 of Schedule 14A promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) in any such solicitation or referendum or encourage, assist, advise or influence any other person or assist any third party in so doing, or publicly disclose how it intends to vote or act on any such matter; provided, however, that Pershing Square may publicly disclose how it intends to vote in any such proxy solicitation or referendum if and to the extent required by applicable subpoena, legal process, other legal requirement or the rules of any securities exchange to which it is subject (except for such requirement that arises as a result of the actions of the Pershing Square Group otherwise in violation of this Letter Agreement); (iv) seek to call a special meeting of stockholders or take action by the written consent of the stockholders or submit or present at any annual or special meeting of stockholders any proposal (binding or non-binding) for consideration for action by stockholders or propose any nominee for election to the Board of Directors or seek representation on the Board of Directors or the removal of any member of the Board of Directors; (v) institute any litigation against the Company, its directors or its officers, make any “books and records” demands against the Company or make application or demand to a court or other person for an inspection, investigation or examination of the Company or its subsidiaries or affiliates (other than (x) with respect to“books and records” requests on the Company (and litigation to enforce same) pursuant to Section 220(d) of the Delaware General Corporation Law brought in good faith by Ali Namvar or Matthew H. Paull as directors of the Company acting in such capacity and not at the behest of the Pershing Square Group or (y) such litigation against the Company as may be necessary to enforce the terms of this Letter Agreement); (vi) make, encourage, facilitate or disclose support of (except, solely with respect to disclosure, to the extent required by applicable subpoena, legal process, other legal requirement or the rules of any securities exchange to which it is subject, unless such requirement arises as a result of the actions of the Pershing Square Group otherwise in violation of this Letter Agreement), effect or seek to effect, assist or participate in, any takeover proposal for the Company or its subsidiaries or other extraordinary transaction involving the Company or its subsidiaries (including a tender offer, merger, acquisition, sale or purchase of assets or securities, reorganization, restructuring, recapitalization or other similar transaction); enter into any agreements with respect to the Company with any potential or actual bidder (or financing source thereof) for the Company or its subsidiaries (it being understood that the foregoing shall not restrict the Pershing Square Group from tendering shares, receiving payment for shares or otherwise participating in any such transaction on the same basis as other stockholders of the Company, or from participating in any such transaction that has been approved by the Board of Directors); (vii) make any public proposals for changes in or recommendations concerning the Company’s strategies, extraordinary or other transactions (including the ones listed in Section 1(h)(vi) above), Board of Directors or management items, or other matters relating to the Company’s business; or act, alone or with others, to seek to control the management, Board of Directors, policies or strategies of the Company; (viii) seek or request an amendment, waiver or release of any of the provisions of Section 1(e) or this Section 1(h); provided,  however, the Pershing Square Group may make a non-public request not reasonably expected to become public or require public disclosure to the Board of Directors for the Company to waive any restrictions contained in this Section 1(h); (ix) grant any proxy, consent or other authority to act as to any shares of Common Stock with respect to any matters (other than to (x) the Company’s named proxies using the Company’s proxy card and (y) on a third party’s proxy card in connection with  extraordinary or other transactions (including the ones listed in Section 1(h)(vi) above)), deposit any shares of Common Stock in a voting trust or subject any shares of Common Stock to a voting agreement or other arrangement of similar effect (excluding customary brokerage accounts, margin accounts, prime brokerage accounts and the like); (x) form any “groups” as defined pursuant to Section 13(d) of the Exchange Act with respect to any of the foregoing or with any third parties with respect to the Company, or work with or encourage any third parties to do any of the foregoing; or (xi) other than in sale transactions on the NYSE or through a broker or dealer where the identity of the purchaser is not known, sell or agree to sell directly or indirectly, through swap or hedging transactions or otherwise, Common Stock or any derivatives relating to Common Stock to any third party that either (x) has filed a Schedule 13D with respect to the Company or (y) has run (or publicly announced an intention to run) a proxy contest with respect to another company in the past three years (but, in the case of this clause (y), only if the Pershing Square Group knows, after reasonable inquiry, that the third party has, or will as a result of the transaction have, beneficial ownership of more than 5% of the Common Stock).

2.

Registration Rights.  Promptly following the execution of this Letter Agreement, the Company and the Pershing Square Group shall enter into a registration rights agreement granting to the Pershing Square Group customary and reasonable registration rights with respect to shares of Common Stock beneficially owned by the Pershing Square Group, which shall include customary and reasonable limitations on such registration rights.

3.

Confidentiality.  Ali Namvar and, for so long as Ali Namvar remains a director of the Company, Matthew H. Paull, may share confidential information with the Pershing Square Group regarding the Company in accordance with and subject to a confidentiality agreement, which the Pershing Square Group shall enter into with the Company (the “Confidentiality Agreement”), dated the date hereof, the form of which is attached as Exhibit A hereto.

4.

Trading in Company Securities.  Except as the Parties may otherwise agree, for so long as an officer, director, consultant, partner (other than a partner who is solely a limited partner) or employee of the Pershing Square Group remains a director of the Company, the Pershing Square Group will not, other than through a trading plan established pursuant to Rule 10b-5-1 under the Exchange Act, trade in Company securities (including Common Stock) during trading blackout periods generally applicable to directors under the blackout calendar as currently in effect (as it may reasonably be modified from time to time on a good faith basis).  The Pershing Square Group will advise the Company as to its compliance with the Company’s pledging and hedging policies applicable to directors with respect to shares of Common Stock beneficially owned by the Pershing Square Group. The Pershing Square Group will work in good faith with the Company regarding engagement with proxy advisory services and shareholders to the extent requested by the Company.

5.	Certain Actions.

(a)Until the Standstill Termination Date, the Board of Directors will not utilize committees of the Board of Directors (including by the formation of an “executive” or similar committee) for the purpose of discriminating against Ali Namvar or Matthew H. Paull in order to limit any of their participation in substantive deliberations of the Board of Directors, except that the Board of Directors may utilize committees in order to limit the participation of any such director if a majority of the independent directors (for this purpose not counting the director who may have a conflict of interest in the numerator or denominator) reasonably determines in good faith (based upon advice from outside counsel) that doing so is necessary due to a conflict of interest with respect to such director with respect to such deliberations;  provided, that such director may only be limited from participating in that portion (and only that portion) of deliberations in which his or her participation would pose a conflict of interest and for the avoidance of doubt, shall be permitted to participate to the maximum extent reasonably appropriate in all other deliberations like other directors.

(b)The Company agrees not to adopt or enter into any stockholder rights plan or similar agreement or arrangement that would prohibit, impair or frustrate the ability of the Pershing Square Group to acquire beneficial ownership of Common Stock to the extent permitted by Section 1(h)(i) of this Letter Agreement.

6.

Non-Disparagement. Until the Standstill Termination Date, (a) the Pershing Square Group agrees that it will not, and will cause its controlled affiliates, managing members, advisory board members, partners (other than partners who are solely limited partners), directors, officers and employees not to, and will direct its agents and representatives in their capacity as such not to, make, or cause to be made, any statement or announcement (including social media or in any written communication to the Company) that constitutes an ad hominem attack on, or disparages, the Company, its officers, directors, advisory board members, or employees or any person who has served as an officer, director or employee of the Company on or following the date hereof in any public communication or in any communication that would reasonably be expected to enter the public domain and (b) the Company agrees that it will not, and will cause its controlled affiliates, directors,  officers and employees (but only to the extent acting at the direction of a Company director or officer) not to, and will direct its agents and representatives in their capacity as such not to, make, or cause to be made, any statement or announcement (including social media or in any written communication to any member of the Pershing Square Group)  that constitutes an ad hominem attack on, or disparages, any member of the Pershing Square Group,    their respective officers, directors, advisory board members, partners or employees, or any person who has served as an officer, director, advisory board member, partner or employee of any member of the Pershing Square Group on or following the date hereof in any public communication or in any communication that would reasonably be expected to enter the public domain.  The foregoing shall not prevent (i) the making of any factual statement in the event that either Party or any of its representatives are required to make that statement by applicable subpoena, legal process, other legal requirement or the rules of any securities exchange to which it is subject or (ii) a response by a Party to any statement made by the other Party or any of its controlled affiliates, managing members, directors,  officers, advisory board members, partners (other than partners who are solely limited partners), employees, agents or representatives which is in violation of this Section 6.

7.

Press Release.  The Parties agree that the Company will issue the press release attached to this Letter Agreement as Exhibit B promptly following the execution and delivery of this Letter Agreement by the Parties.  The Company acknowledges that the Pershing Square Group may file certain provisions of this Letter Agreement and the Press Release as exhibits to its Schedule 13D pursuant to an amendment and the Pershing Square Group agrees that the Company will have the opportunity to review such amendment in advance of filing and that the Pershing Square Group will consider in good faith any changes requested by the Company to the foregoing filing.

8.

Power and Authority of the Company.  The Company represents and warrants to the Pershing Square Group that (a) the Company has the corporate power and authority to execute this Letter Agreement and to bind it thereto, (b) this Letter Agreement has been duly and validly authorized, executed and delivered by the Company, constitutes a valid and binding obligation and agreement of the Company, and is enforceable against the Company in accordance with its terms, and (c) the execution, delivery and performance of this Letter Agreement by the Company does not and will not violate or conflict with (i) any law, rule, regulation, order, judgment or decree applicable to the Company, or (ii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could constitute such a breach, violation or default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document, agreement, contract, commitment, understanding or arrangement to which the Company is a party or by which it is bound.

9.

Power and Authority of the Pershing Square Group.  Each member of the Pershing Square Group represents and warrants to the Company that (a) Pershing Square, as the authorized signatory of such member of the Pershing Square Group, has the power and authority to execute this Letter Agreement and to bind such member of the Pershing Square Group thereto, (b) this Letter Agreement has been duly authorized, executed and delivered by such member of the Pershing Square Group, constitutes a valid and binding obligation of such member of the Pershing Square Group, and is enforceable against each such member of the Pershing Square Group in accordance with its terms, (c) the execution of this Letter Agreement by such member of the Pershing Square Group does not and will not violate or conflict with (i) any law, rule, regulation, order, judgment or decree applicable to such member of the Pershing Square Group, or (ii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could constitute such a breach, violation or default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document, agreement, contract, commitment, understanding or arrangement to which such member is a party or by which it is bound and (d) the Pershing Square Group beneficially owns in the aggregate 2,882,463 shares of Common Stock and does not have any other economic exposure to or voting power with respect to the Company. The Pershing Square Group has delivered to the Company a document summarizing the duration of certain of its publicly-disclosed investments in publicly traded companies.

10.

Termination.  Each Party's obligations under this Letter Agreement will extend until, and terminate at, 12:00 a.m., Eastern time, on the later of (a) thirty calendar days after the date that neither Ali Namvar (or any Successor Director) nor Matthew H. Paull (if he becomes an officer, managing member, partner (other than solely a limited partner) or employee of the Pershing Square Group or is providing information about the Company to the Pershing Square Group) serve on the Board of Directors and (b) the date that is 30 calendar days prior to the 2019 Advance Notice Bylaws Deadline (such date, the “Standstill Termination Date”);  provided, that if the Company notifies the Pershing Square Group that it will not be nominating Ali Namvar for election to the Board at the 2019 Annual Meeting (or if the Company notifies the Pershing Square Group that it will so nominate and the Pershing Square Group rejects such nomination in accordance with Section 1(g)), the Standstill Termination Date shall be the later of (i) the date that is five calendar days after the date that Ali Namvar (and, if he becomes an officer, managing member, partner (other than solely a limited partner) or employee of the Pershing Square Group or is providing information about the Company to the Pershing Square Group, Matthew H. Paull) no longer serves on the Board of Directors and (ii) the date that is 30 calendar days prior to the 2019 Advance Notice Bylaws Deadline; provided,  further, that if the Company notifies the Pershing Square Group that it will be nominating Ali Namvar for election to the Board of Directors at the 2019  Annual Meeting (and the Pershing Square Group does not reject such nomination in accordance with Section 1(g)), the Standstill Termination Date shall be the later of (i) the date referred to in clause (a) above and (ii) the date that is the day immediately following the certification of results for the 2019 Annual Meeting.  Notwithstanding the foregoing, the Confidentiality Agreement contemplated by Section 3 shall survive in accordance with its terms.

11.	Fiduciary Duties. Nothing in this Letter Agreement will be deemed to require the violation of the fiduciary duties of any director of the Company under Delaware law in the director’s capacity as such.
12.

Counterparts.  This Letter Agreement may be executed in two or more counterparts, each of which will be considered one and the same agreement and will become effective when counterparts have been signed by each of the Parties and delivered to the other Party (including by means of electronic delivery or facsimile).

13.

Specific Performance.  Each Party acknowledges and agrees that irreparable injury to the other Party hereto would occur in the event that any of the provisions of this Letter Agreement were not performed in accordance with their specific terms or were otherwise breached and that money damages are not an adequate remedy for such a breach.  It is accordingly agreed that each Party may be entitled to specific enforcement of, and injunctive relief to prevent any violation of, the terms hereof.  Each Party agrees to waive any bonding requirement under any applicable law, in the case any other party seeks to enforce the terms by way of equitable relief.

14.

Applicable Law and Jurisdiction.  This Letter Agreement will be governed by and enforced in accordance with the laws of the State of Delaware without reference to conflicts of laws principles.  Each of the Parties hereto irrevocably agrees that any legal action or proceeding based on or arising out of this Letter Agreement will be brought exclusively in the Court of Chancery of the State of Delaware (or, if such court declines to accept jurisdiction, any state or federal court within the State of Delaware).  Each of the Parties irrevocably waives the right to trial by jury in any such action or proceeding.  Each of the Parties hereto hereby irrevocably submits to the personal jurisdiction of the aforesaid courts, and irrevocably waives any argument that such courts are an inconvenient or improper forum.   Each Party  consents to service of process by a reputable overnight delivery service, signature requested, to the address of such party’s principal place of business or as otherwise provided by applicable law.

15.

Notice.  All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be in writing and shall be deemed validly given, made or served, (a) if given by telecopy or email, when such telecopy is transmitted to the telecopy number set forth below or sent to the email address set forth below, as applicable, and the appropriate confirmation is received or (b) if given by any other means, when actually received during normal business hours at the address specified in this section:

If to the Company:

Chipotle Mexican Grill, Inc.
1401 Wynkoop Street, Suite 500
Denver, CO 80202
Attention:  General Counsel

Email: cmessner@messner.com
Facsimile: (303) 623-0552

With a copy to (which shall not constitute notice):

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, NY 10019
Attention: Daniel A. Neff; David A. Katz; Sabastian V. Niles

Email: DANeff@WLRK.com;  DAKatz@WLRK.com; SVNiles@wlrk.com
Facsimile: (212) 403-2366

If to Pershing Square:

Pershing Square Capital Management, L.P.
888 Seventh Avenue, 42nd Floor
New York, NY 10019

Attention: Stephen Fraidin; Steve Milankov

Email: fraidin@persq.com;  milankov@persq.com

Facsimile: (212) 286-1133

With a copy to (which shall not constitute notice):

Cadwalader, Wickersham & Taft LLP

One World Financial Center

New York, New York 10281

Attention: Richard M. Brand

Email: richard.brand@cwt.com

Facsimile: (212) 504-6666

16.

 Entire Agreement.  This Letter Agreement, including Exhibit  A and Exhibit B attached to this Letter Agreement, contains the entire understanding of the Parties with respect to the subject matter hereof.

[Signature Page Follows]

If the terms of this Letter Agreement are in accordance with your understanding, please sign below and this Letter Agreement will constitute a binding agreement among us.

CHIPOTLE MEXICAN GRILL, INC.

By:_______________________________________________________
Name:
Title:

Acknowledged and agreed to as of the date
first written above:

PERSHING SQUARE CAPITAL MANAGEMENT, L.P.

By:  PS Management GP, LLC, its General Partner

By:

Name:  William A. Ackman
Title:    Managing Member

[Signature Page to Letter Agreement]

EXHIBIT A

FORM OF CONFIDENTIALITY AGREEMENT

1

FORM OF CONFIDENTIALITY AGREEMENT

[●]

To:Pershing Square Capital Management, L.P. (“Pershing Square”), as investment advisor of the funds it advises (such funds, together with Pershing Square collectively, the “Pershing Square Group” or “you”)

Ladies and Gentlemen:

This confidentiality agreement (this “Confidentiality Agreement”) shall become effective upon the appointment of Ali Namvar and Matthew H. Paull to the Board of Directors (the “Board of Directors”) of Chipotle Mexican Grill, Inc. (the “Company”).  Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the letter agreement (the “Letter Agreement”), dated [●], among the Company and the Pershing Square Group. The “PS Partner Appointee” shall mean Ali Namvar or any Successor Director who is at the time of appointment an officer, director, consultant, partner (other than a partner who is solely a limited partner) or employee of the Pershing Square Group.  The Company understands and agrees (for your benefit and for the benefit of the PS Partner Appointee) that, subject to the terms of, and in accordance with, this Confidentiality Agreement, Matthew H. Paull and the PS Partner Appointee may, if and to the extent they desire to do so, confidentially disclose information obtained while serving as a member of the Board of Directors to you and the Specified Pershing Square Personnel (as hereinafter defined), and may confidentially discuss such information with such persons, subject to the terms and conditions of this Confidentiality Agreement.  As a result, you may receive certain non-public information regarding the Company.  You acknowledge that this information is proprietary to the Company and may include strategic, business or financial planning information, financial results, financial projections, and forecasts, information about the deliberations of the Board of Directors or its committees as a whole or of individual members of the Board of Directors or its committees or members of the Company’s management, advice received by such parties or individuals from the Company’s attorneys, accountants, consultants or other advisors, trade secrets or other business information the disclosure of which could harm the Company.

In consideration for, and as a condition of, the information being furnished to you and, subject to the restrictions in Section 2 hereof, managing members, partners (other than a partner who is solely a limited partner), directors, officers and employees of the Pershing Square Group and its outside counsel (other than anyone who is at the time a director of the Company, collectively, the “Specified Pershing Square Personnel”), you agree to treat any and all information concerning or relating to the Company or any of its subsidiaries or affiliates that is furnished to you or the Specified Pershing Square Personnel (regardless of the manner in which it is furnished, including in written or electronic format or orally, gathered by visual inspection or otherwise) by Matthew H. Paull or the PS Partner Appointee or by or on behalf of the Company or any Company Representatives (as defined below) (including without limitation information furnished by or on behalf of the Company or any Company Representative to Matthew H. Paull or the PS Partner Appointee who in turn furnishes it to you or the Specified Pershing Square Personnel), together with any notes, analyses, reports, models, compilations, studies, interpretations, documents,

2

records or extracts thereof containing, referring, relating to, based upon or derived from such information, in whole or in part (collectively, but subject to Section 1 below, “Company Information”), in accordance with the provisions of this Confidentiality Agreement, and to take or abstain from taking the other actions hereinafter set forth.

1.  The term “Company Information” does not include information that (a) is or has become generally available to the public other than as a result of a direct or indirect disclosure by you, Matthew H. Paull, the PS Partner Appointee or the Specified Pershing Square Personnel or (b) was within possession of the PS Partner Appointee, Matthew H. Paull, you or any of the Specified Pershing Square Personnel on a non-confidential basis prior to its being furnished to the PS Partner Appointee, Matthew H. Paull, you or any Specified Pershing Square Personnel by or on behalf of the Company or its agents, representatives, attorneys, advisors, directors (other than the PS Partner Appointee and Matthew H. Paull), officers, or employees (collectively, the “Company Representatives”), (c) is received on a non-confidential basis from a source other than Matthew H. Paull, the PS Partner Appointee, the Company or any of the Company Representatives or (d) has been or is independently developed by you or any of the Specified Pershing Square Personnel without the benefit or use of or reference to any Company Information and without breaching this Confidentiality Agreement;  provided, that in the case of clauses 1(b)-(d) above, the person giving you or any of the Specified Pershing Square Personnel such information was not known by you or the Specified Pershing Square Personnel, after reasonable inquiry, to be bound by an obligation of confidentiality to the Company or any of the Company Representatives with respect to such information at the time the information was disclosed to you or the Specified Pershing Square Personnel.

2.  You and the Specified Pershing Square Personnel will, and you will cause the Specified Pershing Square Personnel to, (a) keep the Company Information strictly confidential and (b) not disclose any of the Company Information in any manner whatsoever without the prior written consent of the Company and (c) not use the Company Information for any competitive purpose; provided,  however, that you and the Specified Pershing Square Personnel may privately disclose any of such information to the Specified Pershing Square Personnel (i) who need to know such information for the purpose of performing their duties to you with respect to your investment in the Company and (ii) who are informed by you of the confidential nature of such information and agree to abide for the benefit of the Company to the terms hereof; provided,  further, that you will be responsible for any violation of this Confidentiality Agreement by any former or current Specified Pershing Square Personnel. Nothing in this Confidentiality Agreement shall restrict the ability of the Pershing Square Group to engage in a proxy contest following the Standstill Termination Date so long as the Pershing Square Group (and the Specified Pershing Square Personnel) maintains the confidentiality of the Company Information pertaining to the business of the Company, it being acknowledged that the Pershing Square Group (and the Specified Pershing Square Personnel) shall be entitled pursuant to the terms of this Agreement to disclose that portion of (and only such portion of) Company Information required to be disclosed by applicable law in order to engage in such a proxy contest.  It is understood and agreed that the PS Partner Appointee may disclose Company Information to you or the Specified Pershing Square Personnel (including in-house counsel at the Pershing Square Group and to outside counsel of the Pershing Square Group at Cadwalader, Wickersham & Taft LLP) who satisfy the requirements of this Section 2 to the extent that such disclosure would not reasonably result in a waiver of attorney-client privilege,

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work product doctrine or other similar legal privilege or legal immunity applicable to such Company Information.

3.  In the event that you or any of the Specified Pershing Square Personnel are required by applicable subpoena, legal process or other legal requirement, or formally requested in an audit or examination by a regulator or self-regulatory organization with jurisdiction to regulate or oversee any aspect of your business (“Regulator”), to disclose any of the Company Information, you will, to the extent legally permissible, promptly notify the Company in writing in advance by facsimile and electronic mail so that the Company may seek a protective order or other appropriate remedy (and if the Company seeks such an order, you will provide such cooperation as the Company shall reasonably request), at its cost and expense.  Following notification by you to the Company (or before such notification if prior notification is not legally permissible), you may honor any such subpoena, legal process, other legal requirement or Regulator’s request that requires discovery, disclosure or production of the Company Information if and solely to the extent that (a) you produce or disclose only that portion of the Company Information which your legal counsel advises you in writing (which, for the avoidance of doubt, need not be in the form of a formal opinion) is legally required to be so produced or disclosed and you inform the recipient of such Company Information of the existence of this Confidentiality Agreement and the confidential nature of such Company Information and you cooperate with the Company, at the Company’s cost and expense, if it decides to seek a protective order or other relief to prevent the disclosure of the Company Information or to obtain reliable assurance that confidential treatment will be afforded the Company Information; or (b) the Company consents in writing to having the Company Information produced or disclosed pursuant to such subpoena, legal process, other legal requirement or Regulator’s request.  In no event will you or any of the Specified Pershing Square Personnel oppose action by the Company to obtain a protective order or other relief to prevent the disclosure of the Company Information or to obtain reliable assurance that confidential treatment will be afforded the Company Information.  For the avoidance of doubt, it is understood that there shall be no “legal requirement” requiring you to disclose any Company Information solely by virtue of the fact that, absent such disclosure, you would be prohibited from purchasing, selling, or engaging in derivative or other voluntary transactions with respect to the Common Stock of the Company or otherwise proposing or making an offer to do any of the foregoing, or you would be unable to file any proxy materials in compliance with Section 14(a) of the Exchange Act or the rules promulgated thereunder.

4.  You acknowledge that (a) none of the Company or any of the Company Representatives makes any representation or warranty, express or implied, as to the accuracy or completeness of any Company Information, and (b) none of the Company or any of the Company Representatives shall have any liability to you or to any of the Specified Pershing Square Personnel relating to or resulting from the use of the Company Information or any errors therein or omissions therefrom. You and the Specified Pershing Square Personnel (or anyone acting on your or their behalf) shall not directly or indirectly initiate contact or communication with any executive or employee of the Company other than the executive officers of the Company, the Manager of Investor Relations, in-house and outside counsel, a director of the Company and/or such other persons approved in writing by the foregoing or the Board of Directors concerning Company Information, or to seek any information in connection therewith from any such person other than the foregoing, without the prior consent of the Company; provided, however, the restriction in this sentence shall not apply to a PS Partner Appointee acting solely in his capacity as a director.

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5.  All Company Information shall remain the property of the Company.  Neither you nor any of the Specified Pershing Square Personnel shall by virtue of any disclosure of and/or your use of any Company Information acquire any rights with respect thereto, all of which rights (including all intellectual property rights) shall remain exclusively with the Company.  At any time after the date on which the PS Partner Appointee is not a director of the Company, upon the request of the Company for any reason, you will promptly return to the Company or destroy, at your option, all hard copies of the Company Information and use commercially reasonable efforts to permanently erase or delete all electronic copies of the Company Information in your or any of the Specified Pershing Square Personnel’s possession or control (and, upon the request of the Company, you shall promptly certify to the Company that such Company Information has been erased or deleted, as the case may be); provided, however, that (a) your legal department and/or outside counsel may keep one copy of any Company Information (in electronic or paper form) solely for purposes of complying with applicable law or regulation and, in the case of your outside counsel, to document its services for Pershing Square in accordance with applicable professional standards (and such information shall not be disclosed or used for any other purposes) and (b) you and/or your outside counsel may retain Company Information to the extent it is “backed-up” on your and/or their electronic information management and communication systems or servers in the ordinary course and is not immediately available to an end user (and such information shall not be recovered from such systems or servers except as expressly permitted above); provided, that any Company Information retained pursuant to clauses (a) and/or (b) shall be subject to the confidentiality terms of this Confidentiality Agreement notwithstanding any termination or expiration of this Confidentiality Agreement until such information is returned or destroyed or no longer constitutes Company Information pursuant to the terms hereof. Notwithstanding the return or erasure or deletion of Company Information, you and the Specified Pershing Square Personnel will continue to be bound by the obligations contained herein.

6.  You acknowledge, and will advise the Specified Pershing Square Personnel, that the Company Information may constitute material non-public information under applicable federal and state securities laws, and you agree that neither you nor any of the Specified Pershing Square Personnel shall trade or engage in any derivative or other transaction on the basis of such information in violation of such laws.

7.  Each of the parties hereto hereby represents and warrants to the other party hereto that (a) such party has all requisite company power and authority to execute and deliver this Confidentiality Agreement and to perform such party’s obligations hereunder, (b) this Confidentiality Agreement has been duly authorized, executed and delivered by such party, and is a valid and binding obligation, enforceable against such party in accordance with its terms, (c) this Confidentiality Agreement will not result in a violation of any terms or conditions of any agreements to which such party is a party or by which such party may otherwise be bound or of any law, rule, license, regulation, judgment, order or decree governing or affecting such party, and (d) such party’s entry into this Confidentiality Agreement does not require approval by any owners or holders of any equity or other interest in such party (except as has already been obtained).

8.  Any waiver by either party hereto of a breach by the other party of any provision of this Confidentiality Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Confidentiality Agreement.  The failure of either party hereto to insist upon strict adherence to any term of this Confidentiality

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Agreement on one or more occasions shall not be considered a waiver or deprive such party of the right thereafter to insist upon strict adherence to that term or any other term of this Confidentiality Agreement.

9.  You acknowledge and agree that the value of the Company Information to the Company is unique and substantial.  Each of the parties hereto acknowledges and agrees that irreparable injury to the other party hereto would occur in the event that any of the provisions of this Confidentiality Agreement were not performed in accordance with their specific terms or were otherwise breached and that money damages are not an adequate remedy for such a breach.  It is accordingly agreed that each party hereto may be entitled to specific enforcement of, and injunctive relief to prevent any violation of, the terms of this Confidentiality Agreement.

10.  Each of the parties hereto (a) irrevocably agrees that any legal action or proceeding based on or arising out of this Confidentiality Agreement will be brought exclusively in the Court of Chancery of the State of Delaware (or, if such court declines to accept jurisdiction, any other federal or state courts of the State of Delaware), (b) irrevocably waives the right to trial by jury in any such action or proceeding, (c) irrevocably submits to the personal jurisdiction of the aforesaid courts, and irrevocably waives any argument that such courts are an inconvenient or improper forum, (d) agrees to waive any bonding requirement under any applicable law, in the case any other party seeks to enforce the terms by way of equitable relief, and (e) consents to service of process by a reputable overnight delivery service, signature requested, to the address of such party’s principal place of business or as otherwise provided by applicable law.  THIS CONFIDENTIALITY AGREEMENT SHALL BE GOVERNED BY AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REFERENCE TO CONFLICTS OF LAW PRINCIPLES.

11.  This Confidentiality Agreement and the Letter Agreement (including the exhibits thereto) contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior or contemporaneous agreements or understandings, whether written or oral.  This Confidentiality Agreement may be amended only by an agreement in writing executed by the parties hereto.

12.  All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be in writing and shall be deemed validly given, made or served, (a) if given by telecopy or email, when such telecopy is transmitted to the telecopy number set forth below or sent to the email address set forth below, as applicable, and the appropriate confirmation is received or (b) if given by any other means, when actually received during normal business hours at the address specified in this section:

If to the Company:

Chipotle Mexican Grill, Inc.
1401 Wynkoop Street, Suite 500
Denver, CO 80202
Attention:  General Counsel

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Email: cmessner@messner.com
Facsimile: (303) 623-0552

With a copy to (which shall not constitute notice):

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, NY 10019
Attention: Daniel A. Neff; David A. Katz; Sabastian V. Niles

Email: DANeff@WLRK.com; DAKatz@WLRK.com; SVNiles@wlrk.com
Facsimile: (212) 403-2366

If to Pershing Square:

Pershing Square Capital Management, L.P.
888 Seventh Avenue, 42nd Floor
New York, NY 10019

Attention: Stephen Fraidin; Steve Milankov

Email: fraidin@persq.com; milankov@persq.com

Facsimile: (212) 286-1133

With a copy (which shall not constitute notice) to:

Cadwalader, Wickersham & Taft LLP

One World Financial Center

New York, New York 10281

Attention: Richard M. Brand

Email: richard.brand@cwt.com

Facsimile: (212) 504-6666

13.  If at any time subsequent to the date hereof, any provision of this Confidentiality Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon the legality or enforceability of any other provision of this Confidentiality Agreement.

14.  This Confidentiality Agreement may be executed in two or more counterparts, each of which will be considered one and the same agreement and will become effective when counterparts have been signed by each of the parties hereto and delivered to the other party (including by means of electronic delivery or facsimile).

15.  This Confidentiality Agreement and the rights and obligations herein may not be assigned or otherwise transferred, in whole or in part, by you without the express written consent of the Company.  This Confidentiality Agreement, however, shall be binding on successors of the parties hereto.

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16.  This Confidentiality Agreement shall expire twelve (12) months following the date that is the later of (1) the date that the PS Partner Appointee (and any Successor Director) no longer serves on the Board of Directors and (2) the date that Matthew H. Paull ceases to provide Company Information to the Pershing Square Group or any of the Specified Pershing Square Personnel; except that you shall indefinitely maintain in accordance with the confidentiality obligations set forth herein any material constituting the Company’s intellectual property (including patents, trade secrets, copyright and trademarks).

17.  No licenses or rights under any patent, copyright, trademark, or trade secret are granted or are to be implied by this Confidentiality Agreement.

18.  Each of the parties hereto acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Confidentiality Agreement and the Letter Agreement, and that it has executed the same with the advice of said counsel. Each party and its counsel cooperated and participated in the drafting and preparation of this Confidentiality Agreement and the Letter Agreement and the documents referred to herein and therein, and any and all drafts relating thereto exchanged among the parties shall be deemed the work product of all of the parties and may not be construed against any party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Confidentiality Agreement or the Letter Agreement against any party that drafted or prepared it is of no application and is hereby expressly waived by each of the parties hereto, and any controversy over interpretations of this Confidentiality Agreement or the Letter  Agreement shall be decided without regards to events of drafting or preparation.

[Signature Pages Follow]

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Please confirm your agreement with the foregoing by signing and returning one copy of this Confidentiality Agreement to the undersigned, whereupon this Confidentiality Agreement shall become a binding agreement between you and the Company.

Very truly yours,

Chipotle Mexican Grill, Inc.

By:______________________
Name:
Title:

[Signature Page to the Confidentiality Agreement between Chipotle Mexican Grill, Inc. and Pershing Square Group]

Accepted and agreed as of the date first written above:

Pershing Square Capital Management, L.P.

By:  PS Management GP, LLC, its General Partner

By:_________________________________
Name:  William A. Ackman
Title:    Managing Member

EXHIBIT B

PRESS RELEASE